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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Isolagen, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Isolagen, Inc.
2500 Wilcrest, 5th Floor
Houston, Texas 77042
(713) 780-4754

To the Stockholders of Isolagen, Inc.:

        You are cordially invited to attend the Annual Meeting of Stockholders of Isolagen, Inc. on June 10, 2004. The Annual Meeting will begin at 10:00 a.m. local time at the Houstonian Hotel, Club & Spa at 111 North Post Oak Lane, Houston, TX 77024.

        Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. We urge you to read the Proxy Statement carefully. The Proxy Statement is being mailed to all stockholders on or about May 5, 2004.

        Because it is important that your shares be voted at the Annual Meeting, we urge you to complete, date and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope, whether or not you plan to attend in person. If you are a stockholder of record and do attend the meeting and wish to vote your shares in person, even after returning your proxy, you still may do so.

We look forward to seeing you in Houston, Texas on June 10, 2004.

Very truly yours,

ISOLAGEN, INC.

By:	/s/ JEFFREY W. TOMZ Jeffrey W. Tomz Chief Financial Officer and Secretary

Isolagen, Inc.
2500 Wilcrest, 5th Floor
Houston, Texas 77042
(713) 780-4754

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 10, 2003

TO THE STOCKHOLDERS OF ISOLAGEN, INC.:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of Isolagen, Inc. (the"Company") will be held at the Houstonian Hotel, Club & Spa at 111 North Post Oak Lane, Houston, Texas 77024, on Thursday, June 10, 2004 at 10:00 a.m., local time, for the following purposes, as described in the accompanying Proxy Statement:

  1.
  To ratify the appointment of BDO Seidman, LLP as the Company's auditors for the year ending December 31, 2004.

  2.
  To elect two directors to hold office until the Company's 2007 Annual Meeting of Stockholders, or until his or her successor is duly elected and qualified.

  3.
  To transact any other business which properly may be brought before the Annual Meeting or any adjournment or postponement thereof.

        Only stockholders of record of the Company at the close of business on April 26, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of these stockholders will be open for the examination of any stockholder of record at the Company's principal executive offices located at 2500 Wilcrest, 5th Floor, Houston, Texas 77042 for a period of ten days prior to the Annual Meeting. The list will also be available for the examination of any stockholder of record present at the Annual Meeting. The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,
ISOLAGEN, INC.
Houston, Texas May 5, 2004	/s/ JEFFREY W. TOMZ Jeffrey W. Tomz Chief Financial Officer and Secretary

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why did you send me the proxy statement?	1
What proposals will be addressed at the Annual Meeting?	1
Who may vote on these proposals?	1
How many votes do I have?	1
Why would the Annual Meeting be postponed?	1
How do I vote by proxy?	2
How do I vote in person?	2
May I revoke my proxy?	2
What vote is required to approve each proposal?	3
Are there any rights of appraisal?	3
Who bears the cost of soliciting proxies?	3
Where are Isolagen's principal executive offices?	3
How can I obtain additional information about Isolagen?	3
INFORMATION ABOUT ISOLAGEN STOCK OWNERSHIP
Which stockholders own at least five percent of Isolagen?	4
How much stock is owned by directors and executive officers?	5
Did directors, executive officers and greater-than-ten percent stockholders comply with Section 16(a) beneficial ownership reporting requirements in fiscal 2003?	6
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
Directors and Executive Officers	6
Nominees to the Board of Directors	9
The Board of Directors	9
Committees of the Board of Directors	9
Stockholder Communications with Directors	10
Board Member Attendance at Annual Meetings	11
Audit Committee Report	11
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Executive Officer Compensation	12
Stock Options	13
Compensation Committee Report on Executive Compensation	14
Directors Compensation	16
Compensation Committee Interlocks and Insider Participation	16
Employment Agreements, Termination of Employment and Change in Control Agreements	16
Stock Option Plans	18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	18
INDEPENDENT PUBLIC ACCOUNTANTS	18
PROPOSAL 1	20
PROPOSAL 2	20
STOCK PERFORMANCE GRAPH	20
OTHER PROPOSED ACTION	21
STOCKHOLDER PROPOSALS AND SUBMISSIONS	21
APPENDIX A: Audit Committee Charter
APPENDIX B: Corporate Governance Committee Charter

i

ISOLAGEN, INC.
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 10, 2004

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Isolagen, Inc., a Delaware corporation, for use at the Annual Meeting of Isolagen stockholders to be held at the Houstonian Hotel, Club & Spa at 111 North Post Oak Lane, Houston, Texas 77024, on Thursday, June 10, 2004 at 10:00 a.m., local time, and at any adjournments or postponements of the Annual Meeting. This proxy statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided. The terms "Isolagen," "Company," "we," or "our" refer to Isolagen, Inc.

WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?

We will address the following proposals as the Annual Meeting:

  1.
  The ratification of the appointment of BDO Seidman, LLP as our independent certified public accountants for the fiscal year ending December 31, 2004;

  2.
  The election of two directors to the Board of Directors to serve until the Company's 2007 Annual Meeting of Stockholders, or until their respective successors are elected and qualified; and

  3.
  Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

WHO MAY VOTE ON THESE PROPOSALS?

We will send this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about May 5, 2004 to all stockholders as of such date. Stockholders who owned shares of our common stock at the close of business on April 26, 2004 (the "Record Date") are entitled to vote at the Annual Meeting in all matters properly brought before the Annual Meeting.

On the Record Date, we had 26,768,718 shares of issued and outstanding common stock, par value $0.001 per share ("Common Stock").

HOW MANY VOTES DO I HAVE?

Each share of Common Stock is entitled to one vote on each matter presented at the Annual Meeting.

WHY WOULD THE ANNUAL MEETING BE POSTPONED?

The Annual Meeting will be postponed if a quorum is not present on June 10, 2004. The presence in person or by proxy of at least a majority of our Common Stock outstanding as of the Record Date will constitute a quorum and is required to transact business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

For purposes of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting.

HOW DO I VOTE BY PROXY?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

  1.
  FOR the ratification of the appointment of BDO Seidman, LLP as our independent certified public accountants for the fiscal year ending December 31, 2004; and

  2.
  FOR the election of the nominees for director identified in this proxy statement.

If any other matters are presented, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

HOW DO I VOTE IN PERSON?

If you plan to attend the Annual Meeting and vote in person on June 10, 2004, or at a later date if the meeting is adjourned or postponed, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares.

MAY I REVOKE MY PROXY?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

1.
You may send in another proxy with a later date.

2.
You may notify us in writing (by you or your attorney authorized in writing, or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Annual Meeting that you are revoking your proxy.

3.
You may vote in person at the Annual Meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

        Proposal 1:    Ratification of Independent Accountants.

The approval of Proposal 1 requires the affirmative vote of a majority of all of the votes cast at the Annual Meeting in person or by proxy.

        Proposal 2:    Election of Directors.

A plurality of the eligible votes cast is required to elect director nominees. A nominee who receives a plurality means he has received more votes than any other nominee for the same director's seat.

ARE THERE ANY RIGHTS OF APPRAISAL?

The Board of Directors is not proposing any action for which the laws of the State of Delaware, our Certificate of Incorporation or our Bylaws provide a right of a stockholder to obtain appraisal of or payment for such stockholder's shares.

WHO BEARS THE COST OF SOLICITING PROXIES?

Isolagen will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. We estimate that the cost associated with soliciting the proxies requested by this proxy statement will be approximately $25,000.

WHERE ARE ISOLAGEN'S PRINCIPAL EXECUTIVE OFFICES?

The principal executive offices of Isolagen are located at 2500 Wilcrest, 5th Floor, Houston, TX 77042 and our telephone number is (713) 780-4754.

HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT ISOLAGEN?

We will, upon written request of any stockholder, furnish without charge a copy of our Annual Report on Form 10-K/A for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, without exhibits. Please address all such requests to Isolagen, Inc., 2500 Wilcrest, 5thFloor, Houston, TX 77042, Attention: Jeffrey W. Tomz, CFO & Secretary. Exhibits to the Form 10-K/A will be provided upon written request and payment of an appropriate processing fee.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires that we file reports, proxy statements and other information with the Securities and Exchange Commission or SEC. The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding companies, including Isolagen, that file electronically with the SEC. The SEC's website address is http:\\www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549; and at the SEC's regional offices at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

INFORMATION ABOUT ISOLAGEN STOCK OWNERSHIP

WHICH STOCKHOLDERS OWN AT LEAST FIVE PERCENT OF ISOLAGEN?

The following table shows, as of the Record Date and to the best of our knowledge, all persons we know to be beneficial owners of five percent or more of our Common Stock.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned(1)	Percent of Class(2)
Buechel Family Ltd. Partnership(3) 76 Crest Drive So. Orange, New Jersey 07079	2,485,800	9.3%
Michael Macaluso(4) 2500 Wilcest, 5th Floor Houston, TX 77042	2,875,734	10.3%
Michael Avignon(5) 2500 Wilcrest, 5th Floor Houston, TX 77042	2,875,734	10.3%
Frank DeLape(6) 2500 Wilcrest, 5th Floor Houston, TX 77042	2,205,000	8.0%
William K. Boss, Jr. 2500 Wilcrest, 5th Floor Houston, TX 77042	1,614,055	6.0%

(1)
Beneficial ownership has been determined in accordance with rules of the SEC. Under these rules, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by that person by reason of these acquisition rights, but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

(2)
Based upon 26,769,718 shares of Common Stock.

(3)
Includes 826,013 shares of common stock beneficially owned by Buechel Patient Care Research & Education Fund, Inc. Dr. Frederick Buechel exercises voting and dispositive power over the shares held by Buechel Family Ltd. Partnership and by Buechel Patient Care Research & Education Fund, Inc.

(4)
Includes 1,000,000 shares of Common Stock beneficially owned by Alyda Macaluso, Mr. Macaluso's wife, and includes 1,100,000 options held by Mr. Macaluso.

(5)
Includes 1,000,000 shares of Common Stock beneficially owned by Laura Avignon, Mr. Avignon's wife, and includes 1,100,000 options held by Mr. Avignon.

(6)
Represents 1,355,000 shares of Common Stock beneficially owned by Benchmark Equity Group, Inc., which is solely owned by Mr. DeLape, and includes 850,000 options held by Mr. DeLape. Does not include 736,666 shares of Common Stock beneficially held by Lighthouse Capital Insurance Company, a Cayman Islands unlimited licensed insurance company, which has issued a variable universal life insurance contract of which Mr. DeLape and his children are remote contingent beneficiaries. Mr. DeLape disclaims beneficial ownership of such shares held by Lighthouse and does not have voting or dispositive power with respect to such shares.

HOW MUCH STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

The following table shows, as of the Record Date, the securities owned by each director and nominee, and executive officer.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)	Percent of Class(2)
Michael Macaluso(3)	2,875,734	10.3%
Frank DeLape(4)	2,205,000	8.0%
Olga Marko	1,050,000	3.9%
Jeffrey W. Tomz(5)	323,600	1.2%
Steven Morrell(6)	78,333	Less than 1%
Vaughan Clift(7)	70,000	Less than 1%
Ralph V. De Martino(6)	63,333	Less than 1%
Nelson Haight(8)	15,000	Less than 1%
Henry Toh(9)	8,333	Less than 1%
Marshall G. Webb	—	—
All Officers and Directors as a Group (10 Persons)(10)	6,689,333	24.3%

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise noted, all listed shares of Common Stock are owned of record by each person or entity named as beneficial owner and that person or entity has sole voting and dispositive power with respect to the shares of Common Stock owned by each of them. As to each person or entity named as beneficial owners, that person's or entity's percentage of ownership is determined based on the assumption that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days have been exercised or converted, as the case may be.

(2)
Based upon 26,769,718 shares of Common Stock.

(3)
Includes 1,000,000 shares of Common Stock beneficially owned by Alyda Macaluso, Mr. Macaluso's wife, and includes 1,100,000 options held by Mr. Macaluso.

(4)
Represents 1,355,000 shares of Common Stock beneficially owned by Benchmark Equity Group, Inc., which is solely owned by Mr. DeLape, and includes 850,000 options held by Mr. DeLape. Does not include 736,666 shares of Common Stock beneficially held by Lighthouse Capital Insurance Company, a Cayman Islands unlimited licensed insurance company, which has issued a variable universal life insurance contract of which Mr. DeLape and his children are remote contingent beneficiaries. Mr. DeLape disclaims beneficial ownership of such shares held by Lighthouse and does not have voting or dispositive power with respect to such shares.

(5)
Consists of options to purchase 210,000 shares of Common Stock.

(6)
Consists of options to purchase 78,333 shares of Common Stock.

(7)
Consists of options to purchase 70,000 shares of Common Stock.

(8)
Consists of options to purchase 15,000 shares of Common Stock.

(9)
Consists of options to purchase 8,333 shares of Common Stock.

(10)
Includes options to purchase 2,394,999 shares of Common Stock.

DID THE DIRECTORS, EXECUTIVE OFFICERS AND GREATER THAN TEN PERCENT STOCKHOLDERS COMPLY WITH THE SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS IN FISCAL YEAR 2003?

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than five percent of any publicly traded class of our equity securities, to file reports of ownership and changes in ownership of equity securities of Isolagen with the SEC and the American Stock Exchange. Officers, directors, and greater-than-ten-percent stockholders are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely upon a review of the Section 16(a) forms furnished to us during the most recent fiscal year, we believe that all such forms required to be filed were timely filed, as necessary, by the officers, directors, and security holders required to file the same during the fiscal year ended December 31, 2003.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers.

The following table sets forth the names and ages of all of our directors and executive officers as of April 27, 2004. Our officers are appointed by, and serve at the pleasure of, the Board of Directors.

Name	Age	Title
Frank DeLape	50	Chairman of the Board of Directors
Michael Macaluso	52	Chief Executive Officer, President and Director
Jeffrey W. Tomz	32	Chief Financial Officer and Secretary
Olga Marko	60	Senior Vice President and Director of Research
Vaughan L. Clift, M.D.	42	Vice President of Operations
Nelson Haight	39	Controller
Steven Morrell	48	Director(1)
Henry Y.L. Toh	46	Director(1)
Ralph V. De Martino	49	Director(1)
Marshall G. Webb	61	Director

(1)
Messrs. Morrell, Toh and De Martino are members of the Audit, Compensation and Corporate Governance Committees.

        Biographical information with respect to our executive officers and directors is provided below. There are no family relationships between any of our executive officers or directors.

Frank DeLape.    Mr. DeLape was elected to the Board of Directors in June 2001. He was appointed Vice President in August 2001. In August 2001, Mr. DeLape resigned as Vice President and was elected Chairman of the Board. Mr. DeLape is also the Chief Executive Officer of Benchmark Equity Group, Inc., a position he has held since 1994. Benchmark is a boutique merchant banking firm that focuses as facilitators and financial managers for emerging companies. Mr. DeLape is also the Managing Partner of Gemini Growth Fund, LP. Gemini Growth Fund, LP is a Small Business Investment Company licensed by the United States government.

Michael Macaluso.    Mr. Macaluso was elected to the Board of Directors in June 2001. He was appointed President in June 2001. In August 2001, Mr. Macaluso resigned as President and was appointed Chief Executive Officer. In June 2003, Mr. Macaluso was re-appointed as President. From October 1998 until June 2001, Mr. Macaluso was the owner of Page International Communications, a manufacturing business. Mr. Macaluso was a founder and principal of International Printing and Publishing, a position Mr. Macaluso held from 1989 until 1997.

Jeffrey W. Tomz.    Mr. Tomz was appointed Secretary and Treasurer in June 2001. In August 2001, Mr. Tomz resigned as Treasurer and was appointed Chief Financial Officer. Mr. Tomz is a Principal at Benchmark Equity Group, Inc. Mr. Tomz has served and/or is currently serving on the board of directors of three investee companies, as well as Trident III, L.L.C. and Trident II, L.L.C., which are private investment funds. Mr. Tomz was a Director of InfoHighway Communication Corp., a private communication company from September 1998 to September 2000. Prior to joining Benchmark in the fall of 1997, Mr. Tomz began his career as a certified public accountant with Arthur Andersen Worldwide.

Olga Marko.    Ms. Marko was appointed Vice President in August 2001. She was appointed as Senior Vice President and Director of Research in August 2001. Ms. Marko previously worked for Merck & Co., Inc. in the Department of Molecular Pharmacology, Memorial Sloan Kettering and Advanced Tissue Sciences. Ms. Marko has a BS in Biochemistry/Microbiology.

Vaughan L. Clift, M.D.    Dr. Clift was appointed Vice President of Operations in May 2002. He is in charge of the science aspects, regulatory affairs and manufacturing for all of our product candidates. From January 2001 to May 2002, Dr. Clift researched home oxygen therapy systems while developing an oxygen system for NASA. From July 1997 to January 2001, he was Chief Scientist of DBCD, Inc., a medical device company that manufacturers a range of blood diagnostic products for the human and veterinary market. From May 1992 to June 1997, Dr. Clift was Chief Scientist for the Science Payload Development, Engineering and Operations project at Lockheed Martin's Human Spaceflight. Dr. Clift has received a number of international and federal awards, served as keynote speaker at several international clinical biochemistry conferences, addressed the first combined International Red Cross and WHO meeting in Geneva, and was nominated as one of NASA's top ten inventors in 1995.

Nelson Haight.    Mr. Haight was appointed Controller in January 2003. From July 2002 until January 2003, Mr. Haight served as a consultant with Icon Consulting. Prior to that time, Mr. Haight held various finance and accounting positions with Petroleum Geo-Services ASA, a Norwegian oil field services company, from November 1996 to May 2002, and Copano Field Services LLC, an independent oil and gas exploration company, from January 1995 to November 1996. He began his career as a certified public accountant with Arthur Andersen Worldwide.

Steven Morrell.    Mr. Morrell was elected to the Board of Directors in May 2002. Since January 2001, Mr. Morrell has been a Partner at Teknoinvest Management AS, a Norwegian venture capital firm investing in Scandinavia and the United States in the life science and information technology sectors with $150 million under management. From January 1999 to January 2001, he was the Managing Director of a Teknoinvest portfolio company, Aquasmart International AS. From January 1998 to February 1999, he was the General Director of Veropharm Co., Ltd. Mr. Morrell has held numerous positions over the previous 14 years including: Managing Director for a Merck & Co., Inc. subsidiary; General Director of Veropharm Co., Ltd., a Russian pharmaceutical company; President of Hafslund Nycomed Pharma AG in Austria, and management consultant in McKinsey & Co., Inc. Mr. Morrell also served in the U.S. Air Force as an officer. Mr. Morrell currently serves as a Member of the Board of AKVAsmart ASA in Norway, Marical, Inc., Optinel Systems, Inc., CyVera Corporation, and OAO Pharmacy Chain 36.6 in Russia. Mr. Morrell holds an MBA from IMD, Switzerland and a B.Sc. degree with a major in Mathematics and a minor in Aerospace Studies from Brigham Young University.

Henry Y.L. Toh.    Mr. Toh was appointed to the Board of Directors in January 2004. He is currently serving as a director with four other publicly traded companies. Since 2001, Mr. Toh has served as a director of Teletouch Communications Inc., an AMEX listed company. Since 1992, Mr. Toh has served as an officer and director of Acceris Communications Inc., a publicly held voice-over-IP company. Since December 1998, Mr. Toh has served as a director of National Auto Credit, Inc., a specialized finance and entertainment company. From April 2002 until February 2004, Mr. Toh served as a director of Bigmar, Inc., a Swiss pharmaceuticals company. Since March 2004, Mr. Toh has served as a director of Crown Financial Group, Inc., a registered broker-dealer. Since 1992, Mr. Toh has served as an officer and director of Four M International, Inc., a privately held offshore investment entity. Mr. Toh began his career with KPMG Peat, Marwick from 1980 to 1992, where he specialized in international taxation and mergers and acquisitions. Mr. Toh is a graduate of Rice University.

Ralph V. De Martino.    Mr. De Martino was appointed to the Board of Directors in December 2002. Since January 2003, Mr. De Martino has been the managing partner of the Washington, DC office of the law firm Dilworth Paxson LLP and was recently appointed the National Chair of the Securities Department for the firm. Dilworth Paxson LLP provides legal services to Isolagen. From 1983 to December 2002, Mr. De Martino served as the managing principal of the law firm of De Martino Finkelstein Rosen & Virga. Mr. De Martino is a graduate of Bucknell University and the George Washington University National Law Center. Mr. De Martino practices law in the areas of securities and corporate law. From October 1996 through December 2000, Mr. De Martino served on the Board of Directors and Audit Committee of Commodore Cruise Lines.

Marshall G. Webb.    Mr. Webb was appointed to the Board of Directors in April 2004. Mr. Webb is President of Polaris Group, an advisory firm he founded in January 1999 to provide financial consulting and merger and acquisition services to public and private companies. Since February 2003, he has served as Chief Executive Officer of HWIGroup, Inc., an early stage company formed to create security services solutions for maritime and land-based facilities including private companies and governmental agencies. Mr. Webb founded BrightStar Information Technology Group, Inc., a global provider of information technology solutions to government and business, and served as its Chief Executive Officer and as a director from 1997 through 1998. Since 2001, Mr. Webb has served as a director of Teletouch Communications, Inc., and is a member of its Audit and Compensation committees. Mr. Webb was appointed to the Board of Directors of Omni Energy Services Corp. in February 2004 and serves on its Audit Committee. Mr. Webb attended Southern Methodist University, is a certified public accountant, and began his career with Peat, Marwick, Mitchell & Co.

No director is related to any other director or executive officer of us or our subsidiaries, and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director.

There are no material proceedings to which any director, director nominee, officer or affiliate of us, any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

No director, director nominee, officer or affiliate of Isolagen, any owner of record or beneficially of more than five percent of any class of our voting securities has, during the last five years: (i) been convicted of any criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, United States federal or state securities laws or finding any violations with respect to such laws.

Nominees to the Board of Directors.

Steven Morrell and Marshall G. Webb are the nominees for election to the Board of Directors. Each of the above have been nominated to be Class I directors, which means their term of office will expire at our 2007 Annual Meeting of Stockholders. Mr. Webb was recommended to us by Mr. Toh, one of our non-management directors.

The Board of Directors.

The Board of Directors oversees the business affairs of Isolagen and monitors the performance of management. Pursuant to our Bylaws, the Board of Directors shall consist of no less than three and no more than eleven members.

Members of the Board of Directors discussed various business matters informally on numerous occasions throughout the year 2003. Six formal actions were taken by vote in board meetings that occurred throughout 2003 or by unanimous written consent during 2003. Each director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all Board committees on which they served.

Committees of the Board of Directors.

The Board of Directors has established three standing committees, namely, an Audit Committee, a Compensation Committee and a Corporate Governance Committee.

Audit Committee.    The duties and responsibilities of the Audit Committee are to oversee the selection and retention of our independent public accountants, to review the scope and cost of the audit, to review the performance and procedures of the auditors, to review the final report of the independent auditors, to be available for consultation with the independent auditors, to review with our Chief Financial Officer and independent auditors corporate accounting practices and policies and financial controls and to perform all other duties as the Board of Directors may from time to time designate.

Ralph De Martino (Chairman), Steven Morrell and Henry Toh comprise the Audit Committee. The Audit Committee was formed on October 15, 2002. Messrs. De Martino and Morrell were appointed to the Audit Committee on December 31, 2002. Mr. Toh was appointed to the Audit Committee on January 8, 2004. During the fiscal year ended December 31, 2003, the Audit Committee held eight meetings. The Board has determined that each member of the Audit Committee is an independent director as required by the American Stock Exchange listing standards. The Board of Directors has determined that Messrs. De Martino and Toh each qualify as an "audit committee financial expert" under federal securities laws. The Audit Committee has a written charter adopted by the Board of Directors that has been attached as Appendix A to this proxy statement.

Compensation Committee.    The duties and responsibilities of the Compensation Committee are to review periodically the compensation of executive officers and other key employees, to make recommendations as to stock options, bonuses and salaries and to perform all other duties as the Board of Directors may from time to time designate. Steven Morrell (Chairman), Ralph De Martino and Henry Toh are currently the members of the Compensation Committee. The Compensation Committee was formed on October 15, 2002. Messrs. De Martino and Morrell were appointed to the Compensation Committee on December 31, 2002. Mr. Toh was appointed to the Compensation Committee on January 8, 2004. During the fiscal year ended December 31, 2003, the Compensation Committee held two meetings.

Corporate Governance Committee.    The duties and responsibilities of the Corporate Governance Committee are: (a) to develop, review, evaluate and recommend to the Board of Directors the corporate governance principles applicable to Isolagen; (b) to identify and recommend individuals qualified to become members of the Board and its committees; and (c) to recommend the Board selections for our director nominees for the next annual meeting of stockholders. The Corporate Governance Committee may, to the extent it deems appropriate, engage a third party professional search firm to identify and review new director candidates and their credentials. The Corporate

Governance Committee was formed in December 2003, and during the fiscal year ended December 31, 2003, the Corporate Governance Committee did not hold any meetings. All of the members of the Corporate Governance Committee are independent, as defined by the American Stock Exchange. The Corporate Governance Committee has a written charter adopted by the Board of Directors that has been attached as Appendix B to this proxy statement.

Stockholders meeting the following requirements who want to recommend a director candidate may do so in accordance with our Bylaws and the following procedures established by the Corporate Governance Committee. We will consider all director candidates recommended to the Corporate Governance Committee by stockholders owning at least 5% of our outstanding shares at all times during the year preceding the date on which the recommendation is made that meet the qualifications established by the Board. To make a nomination for director at an annual meeting, a written nomination solicitation notice must be received by the Corporate Governance Committee at our principal executive office not less than 120 days before the date our proxy statement was mailed to stockholders in connection with our previous annual meeting. The written nomination solicitation notice must contain the following material elements, as well as any other information reasonably requested by us or the Corporate Governance Committee:

  •
  the name and address, as they appear on our books, of the stockholder giving the notice or of the beneficial owner, if any, on whose behalf the nomination is made;

  •
  a representation that the stockholder giving the notice is a holder of record of our Common Stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

  •
  a complete biography of the nominee, as well as consents to permit us to complete any due diligence investigations to confirm the nominee's background, as we believe to be appropriate;

  •
  the disclosure of all special interests and all political and organizational affiliations of the nominees;

  •
  a signed, written statement from the director nominee as to why the director nominee wants to serve on our Board, and why the director nominee believes that he or she is qualified to serve;

  •
  a description of all arrangements or understandings between or among any of the stockholder giving the notice, the beneficial owner, if any, on whose behalf the notice is given, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice;

  •
  such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by our Board of Directors; and

  •
  the signed consent of each nominee to serve as a director if so elected.

In considering director candidates, the Corporate Governance Committee will consider such factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Each director nominee is evaluated in the context of the full Board's qualifications as a whole, with the objective of establishing a Board that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. Each director nominee will be evaluated considering the relevance to us of the director nominee's skills and experience, which must be complimentary to the skills and experience of the other members of the Board.

Stockholder Communications with Directors.

The Board of Directors has adopted policies and procedures to facilitate written communications by stockholders to the Board. Persons wishing to write to the Board of Directors of Isolagen, or to a specified director or committee of the Board, should send correspondence to the Corporate Secretary at 2500 Wilcrest, 5th Floor, Houston, Texas 77042. Electronic submissions of stockholder correspondence will not be accepted.

The Corporate Secretary will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of Isolagen. Any correspondence received that is addressed generically to the Board of Directors will be forwarded to the Chairman of the Board. If the Chairman of the Board is not an independent director, a copy will be sent to the Chairman of the Audit Committee as well.

Board Member Attendance at Annual Meetings.

All current Board members and all nominees for election to our Board of Directors are required to attend our annual meetings of stockholders, provided, however, that attendance shall not be required if personal circumstances affecting the Board member or director nominee make his or her attendance impracticable or inappropriate. All of our then directors attended the 2003 annual meeting of stockholders.

Audit Committee Report.

The following paragraphs constitute the report of the Audit Committee for the fiscal year ended December 31, 2003. In accordance with SEC rules, this report shall not be deemed to be incorporated by reference into any statements or reports filed by us with the SEC that do not specifically incorporate this report by reference, even if this proxy statement is incorporated into any such report.

Subsequent to the close of the 2003 fiscal year, the Audit Committee performed the following functions:

  •
  reviewed and discussed our audited financial statements with management;

  •
  discussed with our independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380). SAS 61 requires independent accountants to communicate certain matters related to the scope and conduct of an audit, including the adequacy of staffing and compensation, to those who have responsibility for oversight of the financial reporting process, specifically the Audit Committee. Among the matters to be communicated to the Audit Committee are: (i) methods used to account for significant unusual transactions; (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates and (iv) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements in addition to discussing the adequacy and effectiveness of the accounting and financial controls (including our system to monitor and manage business risk) and legal and ethical compliance programs;

  •
  received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent accountant relating to the independent accountant's independence from our management and from us; and

  •
  based on the review and discussions above with our management and the independent accountants concerning the quality of accounting principles, reasonableness of significant judgments, clarity of disclosures in the financial statements, results of the annual audit and other matters to be communicated to the Audit Committee by the independent accountants under generally accepted auditing standards, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K/A for the most recent fiscal year for filing with the Securities Exchange Commission.

By the members of the Audit Committee:
Ralph De Martino, Chairman Steven Morrell Henry Toh

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officer Compensation.

The following table sets forth information regarding annual and long-term compensation with respect to the fiscal years ended December 31, 2003, 2002 and 2001, paid or accrued by us to or on behalf of those persons who were, during the fiscal year ended December 31, 2003, our Chief Executive Officer and our most highly compensated executive officers whose compensation was in excess of $100,000 (the "Named Executive Officers").

Summary Compensation Table

		Annual Compensation(1)			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)(11)	Securities Underlying Options (#)
Michael Macaluso(2)(8) Chief Executive Officer, President and Director	2003 2002 2001	149,215 — —	78,000 60,500 —	— — —	— — —	700,000 — 900,000	(3) (3)
Frank DeLape Chairman of the Board of Directors	2003 2002 2001	257,030 — —	100,100 236,000 —	— — —	— — —	700,000 650,000	(4) (4)
Michael Avignon(2)(8) Former President and Former Director	2003 2002 2001	102,292 — —	15,000 60,500 —	— — —	— — —	400,000 — 900,000	(5) (5)
Jeffrey W. Tomz(2)(8) Chief Financial Officer and Secretary	2003 2002 2001	96,615 — —	— — —	— — —	— — —	120,000 — 150,000	(6) (6)
Olga Marko Senior Vice President and Director of Research	2003 2002 2001	133,262 125,402 130,000	— 5,000 —	— — —	— — —	— — —
Vaughan Clift, M.D.(9) Vice President Operations	2003 2002 2001	177,525 93,549 —	5,000 6,750 —	— — —	— — —	— 250,000 —	(10)
Nelson Haight Controller	2003 2002 2001	113,231 — —	5,000 — —	— — —	— — —	45,000 — —	(7)

(1)
Excludes perquisites and other personal benefits unless such compensation was greater than $50,000 or 10% of the total annual salary and bonus of the individual.

(2)
We did not pay Messrs. Macaluso, Avignon or Tomz a salary prior to July 14, 2003 pursuant to the terms of our Series A Convertible Preferred Stock. These salary amounts have been foregone by the above individuals and will not be repaid. From July 15, 2003 through September 4, 2003, Messrs. Macaluso, Avignon and Tomz each were paid $21,923. On September 5, 2003, Mr. Macaluso entered into an employment agreement with an annual salary of $300,000. On September 5, 2003, Mr. Avignon's salary was increased to $200,000. On September 5, 2003, Mr. Tomz entered into an employment agreement with an annual salary of $200,000.

(3)
Mr. Macaluso was granted 400,000 stock options on February 25, 2003 at $4.50 per share of which 200,000 options vested on February 25, 2004 and 200,000 options vest on February 25, 2005. Mr. Macaluso was also granted 300,000 stock options on September 5, 2003 at $9.81 per share which vest ratably over the last six months of his employment agreement. Mr. Macaluso was granted 900,000 stock options during fiscal year 2001 at $6.00 per share, which are currently exercisable.

(4)
Mr. DeLape was granted 400,000 stock options on February 25, 2003 at $4.50 per share of which 200,000 options vested on February 25, 2004 and 200,000 options vest on February 25, 2005. Mr. DeLape was also granted 300,000 stock options on September 5, 2003 at $9.81 per share which vest ratably over the last six months of his employment agreement. Mr. DeLape was granted 650,000 stock options during fiscal year 2001 at $6.00 per share, which are currently exercisable.

(5)
Mr. Avignon resigned as President in January 2003 and as a director in March 2004. Mr. Avignon was granted 400,000 stock options on February 25, 2003 at $4.50 per share of which 200,000 options vested on February 25, 2004 and 200,000 options vest on February 25, 2005. Mr. Avignon was granted 900,000 stock options during fiscal year 2001 at $6.00 per share, which are currently exercisable.

(6)
Mr. Tomz was granted 120,000 stock options on February 25, 2003 at $4.50 per share of which 60,000 options vested on February 25, 2004 and 60,000 options vest on February 25, 2005. Mr. Tomz was granted 150,000 stock options during fiscal year 2001 at $6.00 per share, which are currently exercisable.

(7)
Mr. Haight received 45,000 stock options on January 8, 2003 at $6.00 per share of which 15,000 options vested on January 7, 2004, 15,000 options vest on January 7, 2005 and 15,000 options vest on January 7, 2006.

(8)
Each of Mr. Macaluso, Mr. Avignon, and Mr. Tomz assumed their respective positions with us on August 24, 2001.

(9)
Dr. Clift assumed his position as Vice President of Operations on May 28, 2002.

(10)
Dr. Clift was granted 250,000 stock options during fiscal year 2002 at $6.00 per share, of which: (a) 40,000 options vested on May 28, 2003, which are currently exercisable, (b) 30,000 options vest on May 28, 2004, (c) 30,000 options vest on May 28,

  2005, (d) 50,000 options vest on May 28, 2006, (e) 50,000 options vest on May 28, 2007, and (f) 50,000 options vest on May 28, 2008.

(11)
The number and value of the aggregate restricted stock holdings as of the end of the last fiscal year for each of our Named Executive Officers were as follows: Mr. Macaluso, 1,775,734 shares or $9,944,110 (of which $5,600,000 is held by Mr. Macaluso's spouse); Mr. Delape, 1,355,000 shares or $7,588,000; Mr. Avignon, 1,775,734 shares or $9,944,110 (of which $5,600,000 is held by Mr. Avignon's spouse); Mr. Tomz, 227,200 shares or $1,272,320; Ms. Marko, 1,050,000 shares or $5,880,000; Dr. Clift, 0 shares or $0; and Mr. Haight, 0 shares or $0.

Stock Options

The following table sets forth information concerning individual grants of stock options made during our last fiscal year to our Named Executive Officers. No stock appreciation rights were issued during the fiscal year.

Option Grants in Last Fiscal Year

					Potential realizable value at assumed annual rates of stock price appreciation for option term (1)
	Individual Grants
Name	Number of securities underlying options granted (#)	Percent of total options granted to employees in fiscal year	Exercise or base price ($/Sh)	Expiration date
					5% ($)	10% ($)
Michael Macaluso	400,000	17.3%	4.50	12/31/2012	1,822,966	3,930,129
Michael Macaluso	300,000	13.0%	9.81	12/31/2012	—	1,144,446
Frank DeLape	400,000	17.3%	4.50	12/31/2012	1,822,966	3,930,129
Frank DeLape	300,000	13.0%	9.81	12/31/2012	—	1,144,446
Michael Avignon	400,000	17.3%	4.50	12/31/2012	1,822,966	3,930,129
Jeffrey W. Tomz	120,000	5.2%	4.50	12/31/2012	546,890	1,179,039
Nelson Haight	45,000	1.9%	6.00	7/10/2011	111,641	296,920

(1)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. There can be no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the particular option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

The following table sets forth information concerning option exercises during the fiscal year ended December 31, 2003 and option holdings as of December 31, 2003 with respect to our Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael Macaluso	—	—	900,000	700,000	—	440,000
Frank DeLape	—	—	650,000	700,000	—	440,000
Michael Avignon	—	—	900,000	400,000	—	440,000
Jeffrey W. Tomz	—	—	150,000	120,000	—	132,000
Vaughan Clift	—	—	40,000	210,000	—	—
Nelson Haight	—	—	—	45,000	—	—

(1)
Based on the closing price of our common stock on December 31, 2003 of $5.60 per share less the exercise price payable for such shares.

The following paragraphs constitute the report of the Compensation Committee of the Board of Directors on executive compensation policies for the fiscal year ended December 31, 2003. In accordance with SEC rules, this report shall not be deemed to be incorporated by reference into any statements or reports filed by us with the SEC that do not specifically incorporate this report by reference, even if this proxy statement is incorporated into any such report.

Compensation Committee Report on Executive Compensation.

The following paragraphs constitute the report of the Compensation Committee of the Board of Directors on executive compensation policies for the fiscal year ended December 31, 2003.

The Compensation Committee of the Board of Directors (the "Committee"), consists entirely of independent directors in accordance with the rules of the American Stock Exchange. The Committee oversees and administers the Company's compensation program for its executive officers. The Committee bases its decisions on both individual performance and the Company's financial results. All compensation decisions are made solely by the Committee.

Compensation Philosophy

The Committee is committed to implementing a compensation program that furthers the Company's mission. The Committee therefore adheres to the following compensation policies, which are designed to support the achievement of the Company's business strategies:

  1.
  Executives' total compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the successful achievement of specified corporate, business unit and individual performance goals.

  2.
  A significant amount of pay for executives should be comprised of long-term, at-risk pay to focus management on the long-term interests of shareowners.

  3.
  The at-risk components of pay should be comprised primarily of equity-based pay opportunities. Encouraging a personal proprietary interest provides executives with a close identification with the Company and aligns executives' interests with those of the shareowners. This promotes a continuing focus on building profitability and shareowner value.

  4.
  Total compensation should enhance the Company's ability to attract, retain, motivate and develop knowledgeable and experienced executives upon whom, in large part, the successful operation and management of the Company depends.

  5.
  Base compensation should be targeted at the median of compensation paid to executives of similar life sciences companies. However, if the Company's performance is superior, total compensation should be paid above market median, commensurate with the level of success achieved.

The Committee compares total compensation levels for the Company's senior executives to the compensation paid to executives of a peer group of similar life sciences companies which is supplemented with survey data from companies in the life sciences sector. The Committee developed the peer group based on companies of similar sector, stage of development, market capitalization, revenues, number of employees and cash reserves. The peer group consisted of approximately 13 companies. This group is not the same group used for the industry comparison in the "Stock Performance Graph" since many of the industry comparison companies are of much larger size of revenues, product breadth, number of employees, etc.

Components of Compensation

The Company's basic compensation package for executive officers currently consists of the following elements: annual base salaries, annual performance-based incentive bonuses and periodic stock option grants.

The Company entered into new employment agreements effective July 2003 with the following executives:

  1.
  Mr. Frank DeLape as an executive in the position of Chairman of the Board;

  2.
  Mr. Michael Macaluso as Chief Executive Officer and President; and

  3.
  Mr. Jeffrey Tomz as Chief Financial Officer.

For a summary of the executive compensation for fiscal year 2003, see the Summary Compensation Table under the heading "Compensation of Directors and Executive Officers" above.

The Committee does not exclusively use quantitative methods or mathematical formulas in setting any element of compensation. In determining each component of compensation, we consider all elements of an executive's total compensation package, including insurance and other benefits.

Base Salaries.    Base salaries are targeted at median levels for the peer group of companies supplemented with survey data and are adjusted to recognize varying levels of responsibility, individual performance, business unit performance and internal equity issues, as well as external pay practices.

Incentive Bonuses.    The Company rewards its executive officers with annual incentive bonuses based upon the performance of the Company and of each individual executive. Bonuses are generally paid if the Company meets or surpasses certain annual objectives and if the executive meets or exceeds certain individual objectives. The annual objectives for the Company and the performance standards for executives are generally established by the Committee.

Stock Options.    In keeping with the Company's philosophy of providing a total compensation package that favors at-risk components of pay, long-term incentives comprise a significant component of an executive's total compensation package. These incentives are designed to motivate and reward executives for maximizing shareowner value and encourage the long-term employment of key employees. Our objective is to provide executives with above-average, long-term incentive award opportunities.

The Committee views stock options as its primary long-term compensation vehicle for the Company's executive officers. Stock options generally are granted at the prevailing market price on the date of grant and will have value only if the Company's stock price increases. Grants of stock options generally are based upon performance of the Company, the level of the executive's position with the Company, compensation practices of the peer group of companies, and an evaluation of the executive's past and expected future performance. The Committee grants stock options periodically, but not necessarily on an annual basis.

Compensation of the Chairman, Chief Executive Officer and President

The new terms of compensation effective July 2003 for Mr. DeLape as Chairman and Mr. Macaluso as Chief Executive Officer and President were based on the factors and analyses described in this Report. Specific factors considered by the Committee included Mr. DeLape's and Mr. Macaluso's responsibilities with the Company, past and expected future performance, and the Company's executive compensation structure described above. The Committee utilized the independent services of a compensation consultant in structuring such compensation arrangements. Messrs. DeLape and Macaluso did not receive base salary compensation prior to January 1, 2003 and July 15, 2003, respectively, due in part to their agreement with the placement agent that arranged the private placement of the Company's Series A and B Preferred Stock that they would not receive a base salary until specified dates in 2003 at the earliest.

Conclusion

We believe these executive compensation policies and programs serve the interests of stockholders and the Company effectively. The various compensation elements offered are designed to provide increased motivation for senior executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the stockholders' benefit.

The foregoing report on executive compensation is provided by the following independent directors who constituted the Compensation Committee at the end of fiscal year 2003:

Steven Morrell, Chairman Ralph De Martino Henry Toh

Director Compensation.

Directors who are also employees do not receive compensation for their services as directors. In consideration for our independent directors services, we provided, during the fiscal year ended December 31, 2003, each independent director with a stipend of $15,000 plus options to purchase 100,000 shares of Common Stock at an exercise price of $6.00 per share. The options granted to the independent directors vest over a period of three years from the date of grant.

For future fiscal years, we have agreed to compensate our independent directors as follows: (a) a cash stipend of $15,000 per year, (b) meeting fees of $1,500 per Board meeting and $1,000 per Board committee meeting, and (c) an annual option to purchase 20,000 shares of our Common Stock, which vests one year from the date of grant. New directors will receive an initial appointment grant of an option to purchase 30,000 shares of our Common Stock, which vests one year from the date of grant. Independent directors who served on the Board prior to April 8, 2004 will not receive an initial grant, and the first option issuance will occur in January 2005.

Compensation Committee Interlocks and Insider Participation.

Our Compensation Committee consists of Messrs. Morrell, Toh and De Martino. Mr. E. Ashley Smith served on the committee until his resignation effective January 8, 2004, at which time Mr. Toh joined the Board of Directors and assumed Mr. Smith's position on the Compensation Committee. No member of the Compensation Committee has ever been an officer or employee of Isolagen, or any of its subsidiaries or affiliates. None of our executive officers has served on a compensation committee for any other company.

Employment Agreements, Termination of Employment and Change in Control Agreements.

We have entered into employment agreements with Olga Marko, William K. Boss, Jr., Vaughan Clift, Frank DeLape, Michael Macaluso and Jeffrey W. Tomz.

On August 10, 2001, we entered into a five-year employment agreement with Ms. Marko. The agreement provides for an annual base salary of $130,000. The base salary shall increase on an annual basis by the same percentage that the Consumer Price Index has increased during the same time frame or at the direction of the Board of Directors, whichever is higher. Ms. Marko is eligible for an annual bonus to be determined by the Board of Directors in its sole discretion. If the employment agreement is terminated without cause, Ms. Marko will be entitled to a twelve-month severance payment.

On August 10, 2001, we entered into a five-year employment agreement with Dr. Boss, a former director of Isolagen, which was amended on February 28, 2002. The agreement provides for the following compensation: (a) during the first year of the employment term, Dr. Boss received 60,000 shares of Common Stock; (b) an annual compensation of $50,000 for 2002; and (c) an annual compensation of $60,000 for 2003. No compensation is payable to Dr. Boss after December 31, 2003. For this compensation, Dr. Boss has agreed to devote 25 mutually agreeable days of service per year as requested by us. If the employment agreement is terminated without cause, Dr. Boss will be entitled to a three-month severance payment.

On May 28, 2002, we entered into a three-year employment agreement with Dr. Clift. The agreement provides for an annual base salary of $150,000, which was later amended to $175,500. Dr. Clift is eligible for an annual bonus to be determined by the Board of Directors in its sole discretion. If the employment agreement is terminated without cause, Dr. Clift will be entitled to a two-month severance payment.

On September 5, 2003, we entered into an employment agreement with Mr. DeLape, ending July 31, 2006, that is renewable by mutual agreement on a year-to-year basis. The agreement provides for a base salary of $325,000, subject to the right of the Board of Directors to increase the salary from time to time. Mr. DeLape is entitled to receive an annual bonus in an amount to be determined by the Compensation Committee. If Mr. DeLape's performance satisfies criteria to be established by the Compensation Committee his target bonus will be 40% of his annual salary. The agreement also provided that Mr. DeLape receive employee stock options to purchase 300,000 shares of Common Stock at an exercise price of $9.81 per share, which was equal to our average closing price on the ten trading days preceding the grant. The option has a term of ten years and will vest and become exercisable ratably over the last six calendar quarters of the employment agreement. The vesting of the option will accelerate in the event of a change in control of Isolagen, the sale of substantially all of our assets or our merger out of existence. The agreement also provides Mr. DeLape with disability and life insurance benefits, a car allowance, and wireless communications benefits. Mr. DeLape's employment may be terminated at any time, provided that if his employment is terminated without "cause" or if he terminates his employment for "good reason" as those terms are defined in the agreement, he will be entitled to receive: (a) a severance payment equal to the greater of: (i) the salary payable over the remaining term of his agreement or (ii) eighteen months salary; and (b) a bonus equal to the greater of: (i) the amount determined under the agreement by the Compensation Committee or (ii) $70,000.

On September 5, 2003, we entered into an employment agreement with Mr. Macaluso, ending July 31, 2006, that is renewable by mutual agreement on a year-to-year basis. The agreement provides for a base salary of $300,000, subject to the right of the Board of Directors to increase the salary from time to time. Mr. Macaluso is entitled to receive an annual bonus in an amount to be determined by the Compensation Committee. If Mr. Macaluso's performance satisfies criteria to be established by the Compensation Committee, his target bonus will be 40% of his annual salary. The agreement also provides that Mr. Macaluso will receive employee stock options to purchase 300,000 shares of Common Stock at an exercise price of $9.81 per share, which was equal to our average closing price on the ten trading days preceding the grant. The option will have a term of ten years and will vest and become exercisable ratably over the last six calendar quarters of his employment agreement. The vesting of the option will accelerate in the event of a change in control of Isolagen, the sale of substantially all of our assets or our merger out of existence. The agreement also provides Mr. Macaluso with disability and life insurance benefits, a car allowance and wireless communications benefits. Mr. Macaluso's employment may be terminated at any time, provided that if his employment is terminated without "cause" or if he terminates his employment for "good reason" as those terms are defined in the agreement, he will be entitled to receive: (a) a severance payment equal to the greater of: (i) the salary payable over the remaining term of his agreement or (ii) eighteen months salary; and (b) a bonus equal to the greater of: (i) the amount determined under the agreement by the Compensation Committee or (ii) $70,000.

On September 5, 2003, we entered into an employment agreement with Mr. Tomz, ending July 15, 2005, that is renewable by mutually agreement on a year-to-year basis. The agreement provides for a base salary of $200,000, subject to the right of the Board of Directors to increase the salary from time to time. Mr. Tomz is entitled to receive an annual bonus in an amount to be determined by the Compensation Committee. If Mr. Tomz's performance satisfies criteria to be established by the Compensation Committee, his target bonus will be 30% of his annual salary. Mr. Tomz's employment may be terminated at any time, provided that if his employment is terminated without "cause" or if he terminates his employment for "good reason" as those terms are defined in the agreement, he will be entitled to a six month severance payment. In the event of a change in control of Isolagen, the sale of substantially all of our assets, a merger in which we are not the surviving entity, or the termination of his employment (other than for cause) the vesting of any options owned by him shall accelerate.

Stock Option Plans.

We currently have two outstanding stock option plans: (a) our 2001 Stock Option and Appreciation Rights Plan (the "2001 Plan") reserving 5,000,000 shares of Common Stock for the issuance of options to employees, directors and consultants, and (b) our 2003 Stock Option and Appreciation Rights Plan (the "2003 Plan") reserving 2,250,000 shares of Common Stock for the issuance of options to employees, directors and consultants. The purposes of the 2001 Plan and 2003 Plan are to promote the interests of Isolagen, and to motivate, attract and retain the services of the people upon whose efforts and contributions our success depends. The 2001 Plan and 2003 Plan provide for grants of non-qualified options, incentive stock options and restricted stock awards, or any combination of the foregoing.

As of December 31, 2003, options to acquire 4,368,100 shares of the Common Stock have been granted under the 2001 Plan, of which 439,000 options have been exercised, and options to acquire 1,920,000 shares of Common Stock have been granted under the 2003 Plan, of which none have been exercised. The options to acquire the shares of Common Stock granted under the 2001 Plan and 2003 Plan have an exercise price ranging from $1.50 per share to $9.81 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Beginning in September 2003, we began leasing approximately 4,900 square feet of our Houston, Texas office space from Axces, Inc., a Delaware corporation. The lease rate is approximately $105,840 annually. We have a month to month lease that may be terminated at our option. Axces, Inc. is owned by Michael Avignon, Michael Macaluso and Timothy Till. Management believes that the leased premises has been made available to us on terms that are superior to those available from arms-length providers of lease space.

INDEPENDENT PUBLIC ACCOUNTANTS

Our Audit Committee and our Board of Directors has selected BDO Seidman, LLP ("BDO") as our independent certified public accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2004. Our stockholders are being asked to ratify this appointment. We have been informed that neither BDO nor any of its partners have any direct financial interest or any material indirect financial interest in Isolagen nor have had any connection during the past three years with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of BDO are expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

In April 2004, we dismissed Pannell Kerr Forster, LLP ("Pannell Kerr") as our independent auditors, and engaged BDO as our independent auditors for the fiscal year ending December 31, 2004. Pannell Kerr audited our financial statements for the fiscal year ended December 31, 2003. In the event that ratification of this selection of auditors is not approved by the stockholders, we will reassess our selection of auditors.

Pannell Kerr's reports on our consolidated financial statements for each of the fiscal years ended December 31, 2002 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2002 and 2003 and through the date of Pannell Kerr's dismissal, there were no disagreements with Pannell Kerr on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Pannell Kerr's satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2002 and 2003 and through the date of our hiring of BDO, we did not consult BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Aggregate fees for professional services rendered by our principal accountants for the respective services for the fiscal years ended December 31, 2002 and 2003, respectively, were as follows:

	2002		2003
Audit Fee	$34,500		$80,000
Audit-Related Fees	—		$—
Tax Fees	$3,000	(1)	$3,500	(1)
All Other Fees	—		—

(1)
All of these services were pre-approved by the Audit Committee prior to their performance in fiscal 2003, and by the entire Board of Directors in fiscal 2002.

Audit Fees

Audit fees of $34,500 and $80,000, during fiscal 2002 and fiscal 2003, respectively, represent the aggregate fees billed for professional services rendered by Pannell Kerr Forster of Texas, P.C. for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q or Form 10-QSB, as applicable, review of registration statements or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Audit-related fees represent the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees.

Tax Fees

Tax fees of $3,000 and $3,500, during fiscal 2002 and fiscal 2003, respectively, represent the aggregate fees billed for professional services rendered by our principal accountants for tax compliance, tax advice, and tax planning for such years.

All Other Fees

All other fees represent the aggregate fees billed for products and services other than the services reported in the other categories.

Audit Committee Pre-Approval Policies and Procedures

Representatives of the independent auditors normally attend each meeting of the Audit Committee. The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent auditors. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors' independence.

PROPOSAL 1:
TO RATIFY APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board recommends that stockholders vote FOR the ratification of the appointment of BDO Seidman, LLP as our independent certified public accountants for the fiscal year ending December 31, 2004.

PROPOSAL 2:
ELECTION OF DIRECTORS

Our Certificate of Incorporation, as amended, provides that the Board of Directors be divided into three classes. Each director serves a term of three years. At each annual meeting, the stockholders elect directors for a full term or the remainder thereof, as the case may be, to succeed those, whose terms have expired. Each director holds office for the term for which elected or until his or her successor is duly elected.

The Board of Directors currently consists of six members: Michael Macaluso, Frank DeLape, Steve Morrell, Ralph De Martino, Henry L. Toh and Marshall G. Webb. Mr. Morrell's and Mr. Webb's term expires at the 2004 Annual Meeting of Stockholders. Mr. Toh's and Mr. De Martino's term expires at the 2005 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Mr. Macaluso's and Mr. DeLape's term expires at the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

The Board of Directors has nominated the following two persons for election as directors: Steven Morrell and Marshall G. Webb. If elected, their terms will expire at the 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

The persons named in the proxy will vote FOR these nominees, except where authority has been withheld as to a particular nominee.

The Board recommends that stockholders vote FOR these nominees for election to our Board of Directors.

STOCK PERFORMANCE GRAPH

The following stock performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC under the Securities Act or the Exchange Act, or incorporated by reference in any document so filed.

The following chart graphs our performance in the form of cumulative total return to holders of our Common Stock since December 31, 1998 in comparison to the AMEX Composite Index, the AMEX Biotech Index and a peer group of companies for that same period. Our peer group includes: Aastrom Biosciences, Inamed Corporation, Integra Lifesciences, LifeCell Corporation, Mentor Corporation and Regeneration Technologies.

The graph assumes that $100 was invested on December 31, 1998 in each of our Common Stock, the AMEX Composite Index, the AMEX Biotech Index and our peer group, and that all dividends were reinvested. The comparisons shown in the graph below are based upon historical data. The stock price performance shown in the graph below is not necessarily indicative of, or intended to forecast, the potential future performance of our Common Stock.

Total Return Analysis	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003
Isolagen, Inc.	$100.00	$283.82	$441.18	$1,029.41	$764.71	$823.53
AMEX Biotech Index	$100.00	$211.44	$342.63	$313.61	$182.69	$264.73
AMEX Composite Index	$100.00	$127.28	$130.30	$123.02	$119.65	$170.33
Peer Group	$100.00	$179.14	$200.80	$297.93	$334.93	$594.23

OTHER PROPOSED ACTION

Our Board of Directors does not intend to bring any other matters before the Annual Meeting, nor does it know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this proxy statement properly come before the Annual

Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board of Directors.

STOCKHOLDER PROPOSALS AND SUBMISSIONS

The Board of Directors presently intends to hold our next Annual Meeting on or about June 10, 2005. A proxy statement and notice of this meeting will be mailed to all stockholders approximately one month prior to that date. In order to be eligible for inclusion in our proxy statement for the 2005 Annual Meeting, a proposal of a stockholder must be received at our principal executive offices located in Houston, Texas no later than 120 days prior to the first anniversary of the date of this proxy statement (the "Deadline"); provided, however, that in the event that the date of the meeting is advanced by more than 30 days from the date of the 2004 Annual Meeting, notice by the stockholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made. All stockholder proposals received after the Deadline will be considered untimely and will not be included in the proxy statement for the 2005 Annual Meeting. The SEC rules establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to regularly scheduled annual meetings. The rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Also, the notice must meet the other requirements contained in our Bylaws. A copy of the relevant Bylaw provisions containing the requirements for making stockholder proposals may be obtained by contacting our Corporate Secretary at our executive offices.

Whether or not you expect to be present at the Annual Meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you are a stockholder of record and attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at any time prior to the vote.

By Order of the Board of Directors
ISOLAGEN, INC.
/s/ JEFFREY W. TOMZ Jeffrey W. Tomz Chief Financial Officer and Secretary

Houston, Texas
May 5, 2004

APPENDIX A

ISOLAGEN, INC.
AUDIT COMMITTEE CHARTER

(as amended, restated, and adopted by the
Audit Committee and Board of Directors on April 22, 2004)

I. RESPONSIBILITY

The Isolagen, Inc. ("Isolagen") Audit Committee ("Committee") was established to assist the Board of Directors (the "Board") in carrying out its oversight compliance with laws responsibilities that relate to Isolagen's accounting and financial reporting processes, audits of Isolagen's financial statements, internal controls, and regulations and ethics. This policy reaffirms that the Committee's duties are oversight in nature and that the primary responsibility for financial reporting, internal control, and compliance with laws, regulation, and ethics standards rests with Isolagen's executive management and that Isolagen's external auditors are responsible for auditing Isolagen's financial statements. The foregoing notwithstanding, the Committee, in its capacity as the audit committee of the Board, has direct responsibility for the appointment, compensation and oversight of the work of any registered public accounting firm employed by Isolagen (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Committee does not provide any expert or special assurances as to Isolagen's financial statements or any professional certification as to the external auditor's work.

The Committee has the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities and to establish procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and confidential, anonymous employee submissions of concerns regarding questionable accounting or auditing matters. The Committee is empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The President, the Chief Financial Officer or the Corporate Secretary of Isolagen shall provide, or arrange to provide, such other information, data and services as the Committee may request. The Committee shall conduct such interviews or discussions as it deems appropriate with personnel of Isolagen, and/or others whose views would be considered helpful to the Committee.

The Committee's prior approval is required for all auditing services and non-audit services. However, in the event the aggregate amount of non-audit services constitutes 5% or less of the total revenues paid by Isolagen to its external auditor during the fiscal year in which non-audit services are provided, if Isolagen did not recognize that these services were non-audit services at the time of the engagement and the Committee is promptly notified of this fact by Isolagen, if the Committee (or one or more members of the Committee who are also members of the board to whom approval authority has been delegated by the Committee) approves such non-audit services prior to their completion, the requirement for Committee pre-approval may be waived.

The Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and that the following duties of the Committee are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances:

  A.
  Financial Reporting

    Committee procedures shall include:

    1.
    Selection of Independent Public Accountants

    The Committee and the Board have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountant's review of the financial statements and controls of Isolagen. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with Isolagen to determine the accountants' independence. The Committee shall review senior management's recommendation on the annual selection of the external auditors. The Committee shall submit its recommended appointment (or reappointment) or termination of external auditors to the Board for their approval.

    The Committee's review shall include:

    •
    Review and prior approval of all auditing services and non-audit services. (In the event the Committee approves an audit service within the scope of an auditor's engagement, that audit service shall be deemed to have been pre-approved.)

    •
    Opinions on the performance of the external auditors by appropriate management.

    •
    Inquiring if the external auditors face any significant litigation or disciplinary actions by the Securities and Exchange Commission (the "Commission") or others.

    •
    Inquiring whether the chief executive officer of Isolagen's external auditors was employed by a registered independent public accounting firm and participated in any capacity in Isolagen's audit during the one-year period preceding the commencement of an audit of Isolagen.

    •
    Obtaining written disclosure from the external auditors describing all relationships between the external auditors and Isolagen that bear on independence and objectivity.

    •
    Receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and Isolagen consistent with Independence Standards Board Statement 1 ("ISB No. 1").

    •
    Discussing auditor independence with its external auditors and recommending that the Board take appropriate action regarding any independence issues.

    •
    Discussing with Isolagen's Chief Executive Officer and Chief Financial Officer certifications in Isolagen's periodic reports concerning disclosures of significant control deficiencies and any fraud by management.

    •
    Auditor engagement letters and estimated fees.

    •
    Consideration of the report of the external auditor's latest peer review conducted pursuant to a professional quality control program.

    •
    Review of management's letter of representation and consideration of any significant operational or reporting issues that may affect the financial statements.

    •
    Proposed non-audit services and consideration of the possible effect that these services could have on the independence of the external auditors.

    •
    Facilitating and maintaining an open avenue of communication with Isolagen's external auditors.

    •
    Ensuring the Committee is informed in a timely manner by Isolagen's independent auditor of (1) all critical accounting policies and practices the independent auditor intends to use for the audit; (2) discussion with Isolagen's management of all alternative treatments of financial information within generally accepted accounting principles, the ramifications of the use thereof and the preferred the independent auditor's preferred treatment; and (3) other material written communications between the independent auditors and Isolagen's management to include any management letter or schedule of audit adjustments.

    2.
    Meeting with Isolagen's general counsel, if any, and outside counsel when appropriate, to discuss legal matters that may have a significant impact on Isolagen's financial statements.

    3.
    Regarding Isolagen's financial statements, the Committee will:

    •
    Review Isolagen's audited annual financial statements and independent auditors' opinions with respect to the statements, including the nature of any changes in accounting principles or their application.

    •
    Review Isolagen's interim quarterly financial statements and independent auditors' opinions with respect to the statements, including the nature of any changes in accounting principles or their application.

    •
    Review significant accounting policies, policy decisions and changes, along with significant accounting, reporting or operational issues.

    •
    Review the financial statements to be issued with management and with the independent auditors to determine whether the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders prior to the release of the each quarterly financial report to shareholders.

    •
    Make a recommendation to the Board regarding the inclusion of interim and annual financial statements in Isolagen's Commission filings based on its review of such financial statements with management and the independent auditors.

    •
    Ensure that management maintains reliability and integrity of accounting policies and financial reporting and that management establishes and maintains processes to assure adequate systems of internal control.

    •
    Disclose in Isolagen's annual proxy or information statement, the existence of the Committee and the Committee charter and the extent to which the Committee has satisfied its responsibilities during the prior year in compliance with its charter.

    •
    Disclose the Committee's approval of any non-audit services in Isolagen's periodic reports filed with the Commission.

    •
    Review the management letter issued by the external auditors and management's response.

    •
    Review fees paid for audit and consulting services, respectively.

    4.
    Annually review and examine those matters which relate to a financial review of Isolagen's Investment Policies.

    5.
    Submit findings of importance, conclusions, recommendations, and items that require follow-up or action to the Board.

    6.
    Annually review and update the Audit Committee Charter, make recommendations to the Board to update this Charter, and submit these recommendations, if any, to the full Board for approval.

    7.
    Maintain minutes or the other records of meetings and activities of the Committee.

  B.
  Monitoring of Internal Controls

    The Committee is responsible for obtaining and understanding of Isolagen's key financial reporting risk areas and internal control structure. The Committee monitors the internal control process by reviewing information provided in the Business Conduct Questionnaire and Annual Certification reporting made by each Isolagen employee, discussions with the chief financial and accounting officers and such other persons as the Committee deems appropriate, and discussions with and reports issued by external auditors.

  C.
  Compliance with Laws, Regulations, and Ethics

    The Committee shall review reports and other information to gain reasonable assurance that Isolagen is in compliance with pertinent laws and regulations, is conducting its affairs ethically, and is maintaining effective controls against conflict of interest and fraud.

    Committee procedures shall include:

    1.
    Review Isolagen's policies relating to compliance with laws, regulations, ethics, and conflict of interest.

    2.
    Review significant cases of conflict of interest, misconduct, or fraud and the resolution of such cases.

    3.
    Review Isolagen's policies and processes for compliance with U.S. and foreign country export controls, laws and regulations.

    4.
    Review Isolagen's policies and processes for compliance with the Foreign Corrupt Practices Act and the USA Patriot Act.

    5.
    Review compliance reports received from regulators and consider legal and regulatory matters that may have a material impact on the financial statements.

    6.
    Review external auditor's reports that relate to the monitoring of compliance with Isolagen's policies on business ethics.

    7.
    Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by internal or external auditors.

    8.
    Review the disclosure included in Isolagen's periodic reports concerning whether at least one member of the Committee is an "audit committee financial expert" (as defined in Part III below) and, if no member of the Committee is an "audit committee financial expert", why no such expert has been appointed to the Committee.

  D.
  Establishment of Complaint Procedure

    The Committee shall establish written procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

  E.
  Funding.

  1.
  The Committee shall engage such independent legal counsel and such accounting or other expert advisors as the Committee deems necessary to carry out its duties.

  2.
  The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of (a) compensation to the Company's independent external auditors (or other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company), (b) compensation to the outside legal, accounting or other expert advisors employed by the Committee in the fulfillment of its duties and (c) ordinary administrative expenses of the Committee that are necessary or appropriate to carry out its duties. The Committee has sole authority to approve the fees and other retention terms of such legal, accounting and other expert advisors.

II.
OVERSIGHT OF EXTERNAL AUDIT FUNCTIONS

  The Committee shall schedule meetings as necessary to receive and discuss reports from staff, other committees, and consultants. Particular emphasis will be given by the Committee to significant control deficiencies, and actions taken by management to correct them. The Committee may request through the Chief Financial Officer that the external auditors perform special studies, investigations, or other services in matters of interest or concern to the Committee.

  The Committee's oversight of external audit coverage is covered under section I.A. above.

III.
COMMITTEE MEMBERSHIP

  The Committee shall be composed of three or more Directors, each of whom shall satisfy the independence requirements of the American Stock Exchange. All members of the Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, and at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, the Committee will endeavor to have one member who will be deemed to be an "audit committee financial expert", as that term is defined by the Commission. The Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by Isolagen or an outside consultant. The Chairman and other members of the Committee shall be appointed by the Board.

  Vacancies occurring in the Committee may be filled by appointment of the Chairman of the Board, after consultation with the Corporate Governance Committee, but no member of the Committee shall be removed except by vote of a majority of Directors present at any regular or special meeting of the Board.

  The Secretary of the Committee shall be appointed by the majority vote of the Committee. The Secretary of the Committee shall prepare minutes of the meetings, maintain custody of copies of data furnished to and used by the Committee, and generally assist the Committee in connection with preparation of agendas, notices of meetings and otherwise.

IV.
CONDUCT OF BUSINESS

  All meetings require the presence of a majority of the members of the Committee to conduct business. Each Committee member shall have one vote. All actions or determinations by the Committee must be by majority vote of the members present. The Board shall have overall authority over all Committee actions.

V.
COMPENSATION

  The compensation of members of the Committee may be determined from time to time by resolution of the Board, after consultation with the Compensation Committee. Members of the Committee shall be reimbursed for all reasonable expenses incurred in attending such meetings.

VI.
TIME AND PLACE OF MEETINGS

  Committee meetings shall be held quarterly or more frequently as necessary at an agreed upon location. The Committee may ask members of management or others to attend the meeting and to provide pertinent information as necessary. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review Isolagen's financial statements consistent with the Audit Committee's duties and responsibilities set forth herein.

VII.
PRESENTATION OF REPORTS TO THE BOARD OF DIRECTORS

  The Committee shall make an annual presentation to the Board within three months after the receipt of the external auditor's opinion on Isolagen's financial statement. The presentation shall provide an overview of the Committee's activities, findings of importance, conclusions, recommendations, and items that require follow-up or action by the Board. Presentations may be made at more frequent intervals if deemed necessary by the Committee or as requested by the Board.

APPENDIX B

ISOLAGEN, INC.

CHARTER
OF THE CORPORATE GOVERNANCE COMMITTEE

PURPOSE

        The purpose of the Corporate Governance Committee (the "Committee") is:

        1.     To develop and recommend to the Board of Directors (the "Board") the corporate governance principles applicable to the Company;

        2.     To identify individuals qualified to become Board members; and

        3.     To recommend that the Board select the Director nominees for the next annual meeting of shareholders.

COMPOSITION

        The Committee shall be comprised of not fewer than three members of the Board, as shall be determined from time to time by the Board. The members of the Committee shall be appointed by the Board. Each member shall qualify as "independent" as defined in Section 121(A) of the American Stock Exchange Company Guide.

RESPONSIBILITIES AND AUTHORITY

        The Committee has the following responsibilities and authority:

        1.     Annually, the Committee shall assess the size and composition of the Board in light of the operating requirements of the Company and the current makeup of the Board.

        2.     The Committee shall develop membership qualifications for the Board and all Board committees, including defining specific criteria for Director independence and committee membership and making any necessary independence determination for committee membership. The assessment for Board membership should include issues of diversity, age, business or administrative experience and skills, in addition to such other attributes deemed appropriate by the Committee, all in the context of an assessment of the perceived needs of the Board at that point in time. Notwithstanding the foregoing, it shall be the responsibility of the full Board to make any required independence determination as to members of this Committee. The Committee shall recommend to the Board membership on committees taking into account independence, qualifications and other applicable requirements under AMEX and SEC rules and regulations, the experience of the Directors, the needs of the committees, the desires of the individual Directors, and the suggestions of the CEO.

        3.     The Committee shall monitor compliance with Board and Board committee membership criteria, including on-going compliance with respect to Director independence requirements. Notwithstanding the foregoing, it shall be the responsibility of the full Board to monitor compliance with membership criteria and independence with respect to members of this Committee.

        4.     Annually, the Committee shall review and recommend Directors for continued service, as required, based on evolving needs of the Company.

        5.     The Committee shall coordinate and assist management and the Board in recruiting new members to the Board.

B-1

        6.     The Committee shall investigate suggestions for candidates for membership on the Board, including shareholder nominations for the Board, and shall recommend prospective Directors, as required, to provide an appropriate balance of knowledge, experience and capability on the Board.

        7.     The Committee shall undertake the responsibilities delegated to the Committee.

        8.     The Committee shall have sole authority, at the Company's expense, to retain and terminate any search firm to be used to identify Director candidates, including sole authority to approve the search firm's fees and other retention terms.

        9.     The Committee shall report to the Board concerning its activities.

        10.   The Committee shall conduct an annual performance evaluation of the Committee and facilitate and oversee the Board members' annual self-evaluation.

        11.   The Committee shall ensure the minutes of the meeting be kept and filed with the minutes of the Company.

AMENDMENT

        This Charter and any provision contained herein may be amended or repealed by the Board.

B-2

ISOLAGEN, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
June 10, 2004

The undersigned stockholder acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated May 5, 2004, and hereby appoints Michael Macaluso and Jeffrey W. Tomz, or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned's shares of common stock of Isolagen, Inc. (the "Company") at the Annual Meeting of Stockholders of the Company to be held at the Houstonian Hotel, Club & Spa at 111 North Post Oak Lane, Houston, TX 77024, on Thursday, June 10, 2004 at 10:00 a.m., local time, and at any adjournments or postponements thereof.

1.	☐ For ☐ Against ☐ Abstain	To ratify the appointment of BDO Seidman, LLP as the Company's auditors for the year ending December 31, 2004.

2.	☐ For All ☐ Withhold All ☐ For All Except	The Board of Directors has nominated the following two persons for election as directors of the Company: Steven Morrell and Marshall G. Webb. Their term will expire at the 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
For all, except nominee(s) written in below:

3.		In their discretion, upon such other matters as may properly come before the meeting.

The board of directors recommends a vote FOR the nominees and proposals above and if no specification is made, the shares will be voted for such nominees and proposal.

Dated	2004
Stockholder's Signature
Stockholder's Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 59 MAIDEN LANE, NEW YORK, NEW YORK 10038. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES IN ITEM 2, FOR THE PROPOSAL SET FORTH IN ITEM 1 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 3. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

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Isolagen, Inc. 2500 Wilcrest, 5th Floor Houston, Texas 77042 (713) 780-4754
TABLE OF CONTENTS
INFORMATION ABOUT ISOLAGEN STOCK OWNERSHIP
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL 1: TO RATIFY APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
PROPOSAL 2: ELECTION OF DIRECTORS
STOCK PERFORMANCE GRAPH
OTHER PROPOSED ACTION
STOCKHOLDER PROPOSALS AND SUBMISSIONS
APPENDIX A ISOLAGEN, INC. AUDIT COMMITTEE CHARTER (as amended, restated, and adopted by the Audit Committee and Board of Directors on April 22, 2004)
APPENDIX B ISOLAGEN, INC. CHARTER OF THE CORPORATE GOVERNANCE COMMITTEE PURPOSE
COMPOSITION
RESPONSIBILITIES AND AUTHORITY